UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

Dextera Surgical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 15, 2017, Dextera Surgical Inc. (the “Company”), in connection with its previously announced firm commitment underwritten public offering of 8,000 shares of its Series B convertible preferred stock and related warrants at a price to the public of $1,000 per share of Series B convertible preferred stock (the “Offering”), filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware setting forth the preferences, rights and limitations of its new Series B convertible preferred stock issued in the Offering. The terms of the Series B convertible preferred stock are set forth in the Certificate of Designations which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On May 16, 2017, the Company announced the closing of the Offering for gross proceeds of $8 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

On or prior to May 17, 2017, certain holders of the Company’s Series A convertible preferred stock and Series B convertible preferred stock elected to convert shares of the Series A convertible preferred stock and Series B convertible preferred stock into shares of the Company’s Common Stock. As of the close of business on May 17, 2017, the Company had outstanding 12,496,044 shares of Common Stock, 92,722 shares of Series A convertible preferred stock and 7,405 shares of Series B convertible preferred stock. The Company has received notices to convert additional shares of the Series A convertible preferred stock and Series B convertible preferred stock, which are pending with the Company’s transfer agent.

As a result of the Offering, the Company believes it now has stockholders’ equity in excess of the minimum $2.5 million requirement for continued listing on The Nasdaq Capital Market. The Company is awaiting confirmation from Nasdaq that it has evidenced compliance with the stockholders’ equity requirement for continued listing on The Nasdaq Capital Market.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dextera Surgical, Inc.

Date: May 17, 2017	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4